Exhibit 99.2


             Control Number:  xxxxxxx

             Holder Account Number:  xxxxxxxx

             (Stockholder Name)

             Dear Stockholder:

             The General Motors Corporation Annual Meeting of Stockholders is scheduled to be held on June 6, 2006. According to our latest records, we have not yet received your proxy for this meeting.

             A GM stockholder, John Lauve, recently filed materials with the Securities and Exchange Commission indicating that he may seek proxies for his own slate of director candidates at the Annual Meeting. GM's Board believes that electing the Lauve slate is not in the best interests of our stockholders and strongly recommends that you vote in favor of the Board's nominees, who are described in the proxy material found at the Web site http://proxystatement.gm.com. The Board also urges you to vote NO on items 3 though 8 in the proxy statement.

             Your vote is important. We urge you to give the proxy materials your immediate attention, and then go to the Web site www.investorvote.com/gm to vote your shares by proxy via the Internet. During the login process at the voting Web site, you will be required to enter one or more of the numbers listed on the top of this message (please follow login instructions).

             If you would like printed copies of the annual report and proxy materials mailed to you, please call toll-free 877-366-1578. From outside the continental United States or Canada, call collect at 781-575-3990.

             Please disregard this notice if you have already submitted your proxy.

             Note: If you are having difficulty reaching or navigating the above Web sites, please send an email to the GM help desk at Computershare at the following address: gm@computershare.com. The help desk is staffed Monday through Friday and will make every effort to respond within 24 hours of your request.

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